UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2005
COTT CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queen’s Quay West, Suite 340, Toronto, Ontario	M5J 1A7

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (416) 203-3898
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On April 20, 2006, Cott Corporation (the “Company”) issued a press release announcing its financial results for the three month period ended April 1, 2006. This press release is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 2.02 as if fully set forth herein.
Item 2.05. Costs Associated With Exit or Disposal Activities
     On September 29, 2005, as previously reported on the Current Report on Form 8-K filed by the Company on October 4, 2005 (the “Prior Form 8-K”), the Company announced a plan to realign the management of its Canadian and United States businesses to a North American basis (the “Realignment Plan”). In the Prior 8-K, the Company reported that it expected to record certain pre-tax charges of $60 to 80 million over the 12 to 18 month period following the announcement of the Realignment Plan, that the largest of the charges would be related to asset impairment and that there would also be additional charges for severance, termination and other costs.
     In its Annual Report on Form 10-K filed on March 6, 2006, the Company reported that it had recorded $16.9 million in connection with the Realignment Plan and $20 million for a customer relationship asset impairment.
     During the three month period ended April 1, 2006, the Company recorded approximately $3 million in charges in connection with the Realignment Plan. Of the $3 million, the Company incurred severance, asset impairments and contract terminations costs of approximately $2 million related to the closing of its plant in Columbus, Ohio and $0.5 million in connection with the closure of its juice plant located in Lachine, Quebec. The Company also incurred approximately $0.5 million in consulting fees. The Company further expects that, in connection with the Realignment Plan, it will record additional pre-tax charges of approximately $20 to 40 million. The $20 to 40 million in charges are those remaining to be taken as part of the previously announced $60 to 80 million total anticipated charges and are not in addition to the previously announced $60 to 80 million in total anticipated charges.
Item 2.06. Material Impairments.
     The information reported in Item 2.05 is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     99.1 Press release dated April 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION
Date: April 20, 2006	By:	/s/ B. Clyde Preslar
B. Clyde Preslar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press release dated April 20, 2006.